Exhibit 10.4


                      FOURTH AMENDMENT TO RIGHTS AGREEMENT

     This Fourth Amendment dated as of March 2, 2005 is to the Rights Agreement dated as of October 6, 1995 between DST Systems, Inc., a Delaware Corporation (the "Company"), and EquiServe Trust Company, N.A., (the "Rights Agent" by assignment dated November 7, 2001 from State Street Bank and Trust Company), as amended by the First Amendment dated as of July 9, 1998, the Second Amendment dated as of September 10, 1999, and the Third Amendment dated as of September 25, 2001 (as so amended, the "Agreement"). The Fourth Amendment is pursuant to
Section 26 of the Agreement and is being made prior to the Distribution Date. The undersigned officer of the Company, in his capacity as such, hereby certifies that this Fourth Amendment is in compliance with such Section 26. Capitalized and other terms in this Fourth Amendment shall have the meanings given them in the Agreement unless defined herein.

     The Company and the Rights Agent agree that Section 1(a) of the Agreement shall be deleted in its entirety and replaced with the following:

     "(a) "Acquiring  Person"  shall  mean any  Person  who,  together  with all
          Affiliates or Associates of such Person, shall be the Beneficial Owner of a Substantial Block, whether or not such Person continues to be the Beneficial Owner of a Substantial Block, but shall not include: (i) the Company; (ii) any subsidiary of the Company; (iii) any employee benefit plan of the Company or of any subsidiary of the Company, or any Person organized, appointed or established by the Company or by any subsidiary of the Company for or pursuant to the terms of any such plan; and (iv) a Person who, together with all Affiliates and Associates of such Person, would become an Acquiring Person solely as a result of a reduction of the number of shares of Common Stock of the Company outstanding, including repurchases of outstanding shares of Common Stock of the Company by the Company, which reduction increases the percentage of outstanding shares of Common Stock of the Company beneficially owned by such Person until such Person, Affiliate or Associate shall thereafter become the Beneficial Owner of any additional shares of such Common Stock."

     Except as otherwise set forth in this Fourth Amendment, the Agreement has not been amended or otherwise modified in any respect and remains in full force and effect in accordance with its terms. This Fourth Amendment may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

                                    DST SYSTEMS, INC.


                                    By      /s/ Kenneth V. Hager
                                      ---------------------------------------
                                    Name:  Kenneth V. Hager
                                    Title: Vice President, Chief Financial
                                           Officer and Treasurer


                                    EQUISERVE TRUST COMPANY, N.A.

                                    By      /s/ Carol Mulvey-Eori
                                      ---------------------------------------
                                    Name:  Carol Mulvey-Eori
                                    Title: Managing Director